UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2025

PROTAGENIC THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Protagenic Therapeutics, Inc. Common Stock	PTIX	Nasdaq
Protagenic Therapeutics, Inc. Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

OTC Trading and Next Steps

Beginning January 5, 2026, Protagenic Therapeutics, Inc. (the “Company”) expects its common stock (“PTIX”) and warrants (“PTIXW”) to be quoted for trading on the over-the-counter market. On December 31, 2025, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that trading of the Company’s securities on Nasdaq would cease at the close of trading on January 2, 2026, and that Nasdaq determined to delist the Company’s securities based on the Company’s failure to satisfy Nasdaq continued listing requirements, including Nasdaq Listing Rule 5550(b)(1) (minimum stockholders’ equity) and Nasdaq Listing Rule 5250(c)(1) (timely filing of periodic reports).

OTC trading is effected through registered broker-dealers, and quotation and trading information is generally available through brokerage platforms and publicly available quotation services. The Company intends to continue to file periodic and current reports with the SEC, which will be available on the SEC’s EDGAR system. The OTC market may have different liquidity and trading characteristics than a national securities exchange.

The Company is evaluating steps to regain compliance with Nasdaq listing requirements and to seek relisting on Nasdaq. The Company also intends to engage with market participants to facilitate the OTC transition and support liquidity in its securities. The Company has withdrawn its request for a hearing before a Nasdaq Hearings Panel and, accordingly, Nasdaq’s determination is final.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the expected commencement of quotation and trading of the Company’s securities on the OTC Market, the Company’s plans and expectations regarding its SEC reporting obligations, and the Company’s plans or ability to regain compliance with Nasdaq listing requirements and/or to seek to relist its securities on Nasdaq or another national securities exchange. Forward-looking statements are statements that are not historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that quotation of the Company’s securities on the OTC Market will commence or be maintained, that there can be no assurance that an active trading market will develop, that there can be no assurance that the Company will become or remain current in its SEC reporting obligations, that there can be no assurance that the Company will meet the applicable standards for listing of its securities on Nasdaq or another national securities exchange, and the other important factors described under the caption “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: January 5, 2026	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer